Exhibit 5.1

January 8, 2025

Arbe Robotics Ltd.

107 HaHashmonaim St.

Tel Aviv-Yafo

Israel

Ladies and Gentlemen,

We are acting as Israeli counsel to Arbe Robotics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with a public offering pursuant to the shelf registration statement on Form F-3 (File No. 333-269235), which was declared effective on February 24, 2023, and the related Registration Statement on Form F-3 (Registration No. 333-284158) filed with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”) on January 7, 2025 (collectively, the “Registration Statement”) and the prospectus supplement dated January 8, 2025 (the “Prospectus”), relating to the offering by the Company of 10,332,031 ordinary shares of the Company, par value NIS 0.000216 each (the “Ordinary Shares”), through an offering in the U.S. (the "Offering"), issuable pursuant to that certain underwriting agreement dated January 7, 2025, by and between the Company and Canaccord Genuity LLC, and all schedules and exhibits attached thereto (the “Underwriting Agreement”, and the “Offered Securities”, respectively).

In rendering the opinion set forth below, we have examined solely copies of: (i) the Articles of Association of the Company, as currently in effect; (ii) resolutions of the board of directors of the Company; and (iii) such other corporate records, agreements, registration statements, documents and other instruments, (iv) the Underwriting Agreement, and (v) such other corporate records, agreements, certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. Insofar as the opinions expressed herein involve factual matters, we have relied exclusively, without independent investigation or verification, upon certificates of, and other communications with, officers of the Company.

In making the examination described above, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, conformity and completeness of all documents submitted to us and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the veracity of all facts communicated to us by the Company and its officers, and we have assumed that all consents, resolutions and minutes of meetings of the Company’s board of directors, which have been provided to us are complete, true and accurate, have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws and that there are no additional contrast consents, resolutions and minutes which have not been presented to us. We have also assumed that (i) prior to the issuance of any of the Offered Securities under the Underwriting Agreement, the price, number of Offered Securities and certain other terms of issuance with respect to any specific issuance notice delivered under the Underwriting Agreement will be authorized and approved by the Company's board of directors or a pricing committee of the Company's board of directors in accordance with Israeli law (the “Corporate Proceedings”) and (ii) upon the issuance of any Offered Securities, the total number of Ordinary Shares issued and outstanding will not exceed the total number of Ordinary Shares that the Company is then authorized to issue under its amended and restated Articles of Association then in effect.

The opinions set forth herein are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and secured parties; (ii) the effect of general principles of equity, whether applied in a proceeding in equity or at law, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies; (iii) the exercise of judicial or administrative discretion; (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (v) the effect of statutes of limitations.

Based upon the foregoing and in reliance thereon, assuming the completion of the Corporate Proceedings in connection with the delivery of a specific issuance notice pursuant to the Underwriting Agreement, we are of the opinion that the Offered Securities to be offered and sold under the Underwriting Agreement have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters governed by the laws of the State of Israel, and we express no opinion with respect to the laws of any other country, state or jurisdiction or with respect to any matter governed by such laws. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, in respect of any other matters.

The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of any such changes or to update our opinions.

The opinions expressed herein represent the judgment of this law firm as to the legal matters addressed herein but they do not constitute guarantees or warranties as to how a court may rule on such matters and should not be construed as such.

This opinion is governed shall be exclusively governed by the laws of the State of Israel under all and any circumstances, and under all and any proceedings shall be determined exclusively by the competent courts in the city of Tel Aviv, Israel. Our liability in connection with this opinion is limited to the amounts actually paid to us by the Company in connection with the Offering. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside the State of Israel.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Report on Form 6-K, dated January 8, 2025, which is incorporated by reference into the Prospectus. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus, which forms a part of the Registration Statement, and in each case in any amendment or supplement thereto. In giving this opinion, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

Very truly yours,

/s/ Erdinast, Ben Nathan, Toledano & Co
Erdinast, Ben Nathan, Toledano & Co